Exhibit 99.1

MARAVAI LIFESCIENCES POSTPONES ITS FOURTH QUARTER AND FULL YEAR 2024 EARNINGS RELEASE AND CONFERENCE CALL

SAN DIEGO, Calif., — February 25, 2025 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today announced that it is postponing its previously announced earnings release and call scheduled for February 25, 2025. It also announced that it intends to file a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission and will delay the filing its annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”). Maravai intends to hold its postponed earnings call and to file the 2024 Form 10-K as soon as practicable and on or before March 18, 2025, prior to the expiration of the automatic extension of fifteen calendar days from the original 2024 Form 10-K due date of March 3, 2025.

Maravai requires additional time to complete its year-end financial close process for reasons related primarily to the following items. First, Maravai requires additional time to complete its assessment of a potential non-cash impairment charge related to goodwill associated with its previous acquisition of Alphazyme LLC. Second, Maravai requires additional time to assess an error identified during the close process with respect to revenue recognition associated with a single shipment identified in year-end audit procedures that resulted in approximately $3.9 million in revenue being recorded in the final week of the second quarter of 2024 upon shipment when it should have been recorded in the first week of the third quarter of 2024 upon receipt by the customer. This revenue recognition error is not expected to impact full-year 2024 revenue, which Maravai still expects to be near the mid-point of the previously announced guidance range of $255.0 million and $265.0 million. Third, Maravai requires additional time to complete its assessment of the effectiveness of its disclosure controls and procedures and internal controls over financial reporting as of December 31, 2024, and any remediation, including with respect to remediation of a material weakness in its internal controls over revenue recognition identified by management.

About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our expected revenue for full year 2024 and the expected timing of our full-year 2024 earnings release and the filing of the 2024 Form 10-K, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
• potential errors made in calculating the preliminary revenue estimate for 2024;
• adjustments that may arise in connection with the year-end financial close process or our independent registered public accounting firm's audit of our consolidated financial statements for 2024;
• further delay in the financial close process or the related audit; and
• such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com